SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2004

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-25141 (Commission File Number)	76-0579161 (I.R.S. Employer Identification No.)

9600 Bellaire Blvd., Suite 252 Houston, Texas (Address of principal executive offices)		77036 (Zip Code)

Registrant’s telephone number, including area code: (713) 776-3876

Item 5.  Other Events.

     On August 17, 2004, MetroCorp Bancshares, Inc. (the “Company”) publicly disseminated a press release announcing that the Company had filed a notice with the Securities and Exchange Commission on Form 12b-25 that extends the period on which it may file its Quarterly Report on Form 10-Q as a result of having to restate its audited consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003 and its unaudited condensed consolidated financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003. A copy of the Company’s press release dated August 17, 2004 is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 7  Financial Statements and Exhibits.

     Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

     99.1    -    Press Release dated August 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)
Dated: August 17, 2004	By:	/s/ George Lee
George Lee
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated August 17, 2004.